$175,000,000
                5-1/2% Convertible Subordinated Notes due 2003


                            NINE WEST GROUP INC.

                            PURCHASE AGREEMENT
                            ------------------

                               June 20, 1996

BEAR, STEARNS & CO. INC.
MORGAN STANLEY & CO. INCORPORATED
     as the Initial Purchasers named in
     Schedule I hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167

Dear Sirs:

         Nine West Group Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Initial Purchasers named in Schedule I hereto (the "Initial Purchasers") an aggregate of $175,000,000 principal amount of its 5-1/2% Convertible Subordinated Notes due 2003 (the "Firm Notes"). In addition, the Company proposes to grant to the Initial Purchasers an option, for the sole purpose of covering over-allotments in connection with the sale of the Firm Notes, to purchase up to an additional $26,250,000 principal amount of Notes (the "Optional Notes") as provided in Section 2 below. The Firm Notes and any Optional Notes purchased by the Initial Purchasers are referred to herein as the "Notes".

     The Notes are to be issued pursuant to an indenture to be dated as of June 26, 1996 (the "Indenture") between the Company and Chemical Bank, as trustee (the "Trustee"), and will be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to the Company's option to convert such Notes into cash as described in the Indenture, on the terms set forth therein. The holders of the Notes will be entitled to certain registration rights provided under a Note Resale Registration Rights Agreement to be dated as of June 26, 1996 (the "Registration Rights Agreement") between the Company and the Initial Purchasers.

     The Company has prepared a preliminary offering circular dated June 14, 1996 (the "Preliminary Offering Circular") and a final offering circular dated June 20, 1996 (as supplemented from time to time with the written consent of the Company and Bear, Stearns & Co. Inc. (the "Representative") (the "Offering Circular") with respect to the offering of the Notes contemplated by this Agreement (the "Offering"). The terms "Preliminary Offering Circular" and "Offering Circular" as used herein shall include all documents incorporated by reference therein.

     The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold in reliance on exemptions from or in transactions not subject to the registration requirements of the Securities Act, including sales (i) made in the United States to "qualified institutional buyers" as defined in, and in reliance on, Rule 144A under the Securities Act ("Rule 144A") or to institutional "accredited investors" as defined in Rule 501(a)(1),(2), (3) and (7) of Regulation D under the Securities Act ("Regulation D") and (ii) made outside the United States in reliance on Regulation S under the Securities Act ("Regulation S").

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchasers that:

     (a) The Offering Circular, as of the date hereof, and as of the Closing Date (as hereinafter defined) and as of the Additional Closing Date (as hereinafter defined) , if any, is and will be accurate in all material respects, does not and will not contain an untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(a), however, with respect to any information contained in or omitted from the Offering Circular or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by either Initial Purchaser expressly for use in connection with the preparation of the Offering Circular or any amendment thereof or supplement thereto, as the case may be.

     (b) Deloitte & Touche LLP, who have certified certain of the financial statements and supporting schedules included or incorporated by reference in the Offering Circular, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Regulations").

     (c) The financial statements, including the notes thereto, and supporting schedules, included or incorporated by reference in the Offering Circular present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified; except as otherwise stated in the Offering Circular, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Offering Circular present fairly the information required to be stated therein. The pro forma financial statements and other pro forma financial information included in the Offering Circular have been prepared in all material respects in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
     (d) Other than Nine West Footwear Corporation, Nine West Manufacturing Corporation and Nine West Funding Corporation, each a Delaware corporation (each, a "Significant Subsidiary" and together, the "Significant Subsidiaries"), the Company does not own or control, directly or indirectly, any corporation, association or other entity that would constitute a "significant subsidiary" within the meaning of Rule 1-02(w) under Regulation S-X of the Securities Act.

     (e) Subsequent to the respective dates as of which information is given in the Offering Circular, except as set forth in the Offering Circular, there has been no material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Offering Circular, neither the Company nor any of the Significant Subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations that are disclosed in the Offering Circular.

     (f) Each of the Company and the Significant Subsidiaries (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole, and (iii) has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Offering Circular, except where the failure to obtain any of the foregoing will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement (collectively, the "Transaction Agreements"), and to consummate the transactions contemplated hereby and thereby, including (without limitation) (i) the issuance, sale and delivery of the Notes hereunder and (ii) the filing of any Registration Statement under and as defined in the Registration Rights Agreement.

     (h) The execution, delivery, and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries (other than as disclosed in the Offering Circular) pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of the Significant Subsidiaries is a party or by which any of such corporations or their respective properties or assets is bound, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of the Significant Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties or assets, except for such violations or conflicts that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or (iii) require any consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties or assets, except (in the case of clause
(iii) above) as disclosed in the Offering Circular and except for any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been made or obtained in as may be required under state securities or Blue Sky laws or the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Notes by the Initial Purchasers, and except where the failure to obtain or make any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

     (i) This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or general equitable principles (whether considered in a proceeding in equity or at law), and except as the enforceability thereof may be limited by considerations of public policy.

     (j) The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company and the Trustee, will have been duly and validly executed and delivered and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or general equitable principles (whether considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Offering Circular.

     (k) The Notes have been duly and validly authorized by the Company and, when authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or general equitable principles (whether considered in a proceeding in equity or at law). The Notes conform in all material respects to the description thereof contained in the Offering Circular.

     (l) The Registration Rights Agreement and the transactions contemplated therein have been duly and validly authorized by the Company. The Registration Rights Agreement, when executed and delivered by the Company and the Initial Purchasers, will have been duly and validly executed and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or general equitable principles (whether considered in a proceeding in equity or at law), and except as the enforceability thereof may be limited by considerations of public policy. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Circular.

     (m) Except as described in the Offering Circular, there is no litigation or governmental proceeding to which the Company or any Significant Subsidiary is a party or to which any property of the Company or any Significant Subsidiary is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any Significant Subsidiary that could reasonably be expected to result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

     (n) Each of the Company and the Significant Subsidiaries is conducting its business in compliance with all applicable local, state, federal and foreign laws, rules and regulations in the jurisdictions in which it is conducting business, except to the extent that such failure to comply would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

     (o) The Company had, at May 4, 1996, an authorized and outstanding capitalization as set forth in the Offering Circular. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. Except as otherwise disclosed in the Offering Circular, all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights and all such shares owned by the Company are owned, directly or indirectly, free and clear of any lien, claim, encumbrance, security interest, restriction on transfer, shareholders' agreement, voting trust or other preferential arrangement or defect of title whatsoever. The capital stock of the Company conforms to the descriptions thereof contained in the Offering Circular.

     (p) No event has occurred nor has any circumstance arisen which, had the Notes been issued on the date hereof, would constitute a default or Event of Default (as such terms are defined in the Indenture).

     (q) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

     (r)(i) None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on behalf of any such person (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has engaged in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Notes, and (ii) each of the Company, its affiliates and each person acting on behalf of any of them (other than the Initial Purchasers and their respective affiliates, as to which no representation made) has complied with the offering restrictions requirement of Regulation S.

     (s) None of the Company, any of its affiliates nor any person acting on behalf of any of them (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) that is or may be integrated with the sale of the Notes in a manner that would require registration under the Securities Act.

     (t) The Notes are eligible for resale pursuant to Rule 144A and, when issued, will not be of the same class as any securities listed on a national securities exchange registered under section 6 of the Exchange Act (as hereinafter defined) or quoted in a U.S. automated inter-dealer quotation system.

     (u) The Company is subject to section 13 or 15(d) of the Exchange Act and is in compliance in all material respects with the provisions of such section.

     (v) Subject to: (i) compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, (ii) the accuracy of the representations and warranties of the Initial Purchasers in Section 3 hereof,
(iii) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Circular by purchasers to whom the Initial Purchasers initially resell Notes, and (iv) receipt by the purchasers to whom the Initial Purchasers initially resell Notes of a copy of the Offering Circular prior to such sale, it is not necessary, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Circular, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

     (w) The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and, when issued in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Offering Circular. The shares of Common Stock issuable on conversion of the Notes at the initial conversion price set forth in the Indenture have been reserved for issuance and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for such issuance of Common Stock.

     (x) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

     2.  Purchase, Sale and Delivery of the Notes.

     (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the principal amount of the Firm Notes set forth opposite their respective names in
Schedule I hereto at a purchase price equal to 100% of such principal amount, plus accrued interest, if any, less a selling concession of 1.425% of such principal amount. Payment of the purchase price for, and delivery of, the Firm Notes will be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York at 10:00 a.m. (New York City time) on June 26, 1996, unless postponed in accordance with Section 9 hereof, or such other time and date as may be mutually agreed in writing between you and the Company (the time and date of such payment and delivery being herein called the "Closing Date").

     (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Initial Purchasers the option to purchase, severally and not jointly, up to U.S. $26,250,000 in principal amount of Optional Notes, for the sole purpose of covering over-allotments in the sale of Firm Notes by the Initial Purchasers, at the same purchase price to be paid by the Initial Purchasers to the Company for the Firm Notes as set forth in Section 2(a). This option may be exercised at any time, in whole or in part, on or before the 30th day following the date of the Offering Circular, by written notice by the Representative on behalf of the Initial Purchasers to the Company. Such notice shall set forth the aggregate principal amount of Optional Notes to be purchased pursuant to the option and the date and time, as reasonably determined by the Representative, when the Optional Notes are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided that the Additional Closing Date shall not be earlier than (x) the Closing Date or (y) the second full business day after the date on which the option shall have been exercised, nor later than the eighth full business day after the date on which the option shall have been exercised (unless such date and time are postponed in accordance with Section 9 hereof). The principal amount of the Optional Notes to be sold to each Initial Purchaser shall be that principal amount which bears the same ratio to the aggregate principal amount of Optional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate principal amount of Firm Notes, subject to such adjustments to eliminate fractional amounts as the Representative in its sole discretion may make.

     (c) At or prior to the Closing Date and the Additional Closing Date (if any) hereunder, the Company shall execute and deliver for authentication the Notes to be purchased and sold on such date and shall deposit such Notes (except for those purchased by "accredited investors" which shall be in definitive form) with the Depositary Trust Company ("DTC") for the account or accounts of participants in DTC (including Euroclear and CEDEL, as the case may be) purchasing beneficial interests in therein. Against delivery of the Notes to DTC for the respective accounts of the Initial Purchasers, the Initial Purchasers shall pay or cause to be paid to the Company the purchase price for such Notes in same day funds, payable to the order of the Company. Certificates evidencing the Notes shall be registered in the name of Cede & Co. as nominee for DTC or such other name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date or the Additional Closing Date, as the case may be. The Company will permit you to inspect such certificates at the offices of the Representative at least one full business day prior to the Closing Date and the Additional Closing Date (if any).

     (d) At the Closing Date and the Additional Closing Date (if any), the Company hereby agrees to pay to the Initial Purchasers a combined management and underwriting commission for their services rendered in connection with the transactions contemplated herein in an amount equal to 0.95% of the aggregate principal amount of the Notes sold by the Company to the Initial Purchasers on such date. The Initial Purchasers shall have the right to deduct from the purchase price payable to the Company on the Closing Date and the Additional Closing Date (if any), as applicable, such combined management and underwriting commission and any selling concession and referred to in Section 2(a).

     3. Subsequent Offers and Resales of the Notes. The Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

     (a) Each Initial Purchaser has advised the Company and the Representative that it proposes to offer the Notes for resale upon the terms and conditions set forth in this Agreement and the Offering Circular. The Notes have not been and will not be registered under the Securities Act. Each Initial Purchaser agrees that it will not take, and acknowledges that the Company has not taken, any action that would constitute a public offering of the Notes in any jurisdiction and further agrees that, with respect to the offer or sale of any Notes or the delivery or distribution of any Offering Circular, it will comply with applicable laws and regulations in such jurisdictions or to which it is otherwise subject.

     (b) Each Initial Purchaser represents and warrants that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A or an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and (ii) that neither it nor any of its affiliates nor any person acting on behalf of any such person has engaged in any general solicitation or general advertising, as such terms are defined in Rule 502(c) under the Securities Act, in connection with the offer or sale of the Notes.

     (c) In connection with sales outside the United States, each Initial Purchaser agrees that it will not offer, sell or deliver Notes (i) as part of the distribution thereof at any time or (ii) otherwise until 40 days after completion of the distribution, as determined by Bear Stearns, to or for the account or benefit of U.S. persons (as defined in Regulation S). Each Initial Purchaser confirms that neither it nor its affiliates nor any person acting on behalf of any such person has engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Notes and that it and each such other person has complied with the offering restrictions requirement of Regulation S with respect to the Notes.

     (d) Each of the Initial Purchasers acknowledges and agrees that it has not and will not offer, sell or deliver the Notes in the United States or to or for the account of any U.S. Person other than (i) distributors (as defined in Regulation S), (ii) institutional buyers that are reasonably believed to be "qualified institutional buyers" (as defined in Rule 144A) and (iii) investors that are reasonably believed to be "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and execute and deliver a letter in the form of Annex A to the Offering Circular.

     (e) Each of the Initial Purchasers has advised the Company and the Representative that, prior to the confirmation of sale of any Notes, it will have sent to each dealer, distributor or person receiving a selling concession fee or other remuneration that purchases any Notes from it during the restricted period a confirmation or notice substantially to the following effect:

         "The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the completion of the distribution of the Notes, as determined by Bear Stearns & Co. Inc., except in accordance with Regulation S or Rule 144A under the Securities Act."

     (f) Each Initial Purchaser represents, warrants and agrees that (i) it has not offered or sold and prior to the expiration of six months from the Closing Date will not offer or sell Notes to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations and the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on, to any person in the United Kingdom any documents received by it in connection with the issue of the Notes if the person is of a kind described in Article 11(c) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person whom the documents may lawfully be issued or passed on. Each Initial Purchaser further agrees that it will not offer or sell any Notes directly or indirectly in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and
(B) in compliance with any applicable requirements of Japanese law. Each Initial Purchaser further agrees that it will not offer or sell any Notes directly or indirectly in any province of Canada except in compliance with all requirements of applicable securities laws.

     4. Covenants of the Company. The Company covenants and agrees with the Initial Purchasers that:

     (a) If at any time prior to the Closing Date or the Additional Closing Date (if any) any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would in the reasonable judgment of the Initial Purchasers or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify the Representative promptly and prepare and deliver to the Representative on behalf of the Initial Purchasers an amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission.

     (b) The Company will promptly deliver to the Initial Purchasers such number of copies of the Offering Circular and all amendments of and supplements thereto as the Initial Purchaser may reasonably request.

     (c) The Company will endeavor in good faith, in cooperation with the Representative, to qualify the Notes for offering and sale under the securities and legal investment laws relating to the offering or sale of the Notes of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

     (d) The Company will apply the proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Offering Circular.

     (e) The Company will use its best efforts to cause the Notes to be designated Private Offerings, Resales and Trading through Automated Linkage ("PORTAL") market securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc., relating to trading in the PORTAL market.

     (f) During the period of 90 days from the date of the Offering Circular, the Company will not, without the prior written consent of the Representative, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any rights to acquire Common Stock, other than the Notes and other than Common Stock or options issued or granted pursuant to existing stock option and other compensation plans. The Company will obtain the undertaking of each of its executive officers and directors not to engage in any of the aforementioned transactions on their own behalf, other than with respect to shares of Common Stock acquired pursuant to, or pursuant to the exercise of options granted pursuant to, existing stock option and other compensation plans.

     (g) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if at the time of such request, the Company is not subject to the reporting requirements under
Section 13 or 15(d) of the Exchange Act.

     (h) None of the Company, its subsidiaries or affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     (i) None of the Company, its subsidiaries or affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act.

     (j) The Company shall take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P") to provide its credit rating of the Notes.

     (k) During the period from the Closing Date until three years after the Closing Date, the Company and its subsidiaries will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company and its subsidiaries or any of their affiliates and resold in a transaction registered under the Securities Act.

     (l) None of the Company, its subsidiaries or affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes sold pursuant to Regulation S, and the Company and their affiliates and each person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will comply with the offering restrictions of Regulation S with respect to those Notes sold pursuant thereto.

     (m) The Company will cooperate with the Initial Purchasers in arranging for the Notes to be accepted for clearance and settlement through Euroclear, CEDEL and The Depository Trust Company.

     (n) Each of the Notes will bear, to the extent applicable, the legend contained in "Transfer Restrictions" in the Offering Circular for the time period and upon the other terms stated therein, except after the Notes are resold pursuant to a registration statement effective under the Securities Act.

     5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Offering Circular and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), and all other documents related to the offering of the Notes (including those supplied to the Initial Purchasers in quantities provided for herein), in each case excluding any fees of Counsel to the Initial Purchasers (as defined below), (ii) the issuance, transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the qualification of the Notes under state or foreign legal investment, securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of Counsel for the Initial Purchasers and such counsel's disbursements in relation thereto, (iv) the cost of printing the Notes, (v) the cost and charges of any transfer agent, registrar, Trustee (or successor trustee) or fiscal paying agent and conversion agent and (vii) the costs and charges of DTC, Euroclear and CEDEL.

     6. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Firm Notes and the Optional Notes, as provided herein, shall be subject to the accuracy in all material respects of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date and the Additional Closing Date, if different), to the absence from any certificates, opinions, written statements or letters furnished to you or to Latham & Watkins ("Counsel for the Initial Purchasers") pursuant to this Section 6 of any material misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

     (a) At the Closing Date you shall have received the opinions of Simpson Thacher & Bartlett, counsel for the Company, dated the Closing Date, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to Counsel for the Initial Purchasers, to the effect that:

         (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular.

         (ii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforcement may be subject to or limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (iii) The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforcement may be subject to or limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (iv) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and except as the enforceability thereof may be limited by considerations of public policy.

         (v) This Agreement has been duly authorized, executed and delivered by the Company.

         (vi) The statements made in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

         (vii) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the Fiscal Year ended February 3, 1996 (the 1995 Form 10-K"), nor will such action violate the Certificate of Incorporation or By-laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

         (viii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement, except for the registration under the Securities Act of the Notes, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Notes by the Initial Purchasers.

         (ix) The statements made in the Offering Circular under the heading "Certain Tax Considerations", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

         (x) No registration of the Notes or the shares of Common Stock issuable upon conversion of the Notes in accordance with the Indenture under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Notes by the Company to the Initial Purchasers or the initial reoffer and resale of the Notes by the Initial Purchasers solely in the manner contemplated by the Offering Circular, this Agreement and the Indenture.

         (xi) All outstanding shares of the Company's Common Stock, including the shares issuable upon conversion of the Notes, have been duly authorized, and all outstanding shares of the Company's Common Stock have been and, when issued and delivered upon conversion of the Notes in accordance with the terms and provisions of the Notes and the Indenture (assuming payment for and delivery of the Notes in accordance with this Agreement), the shares of Common Stock issuable upon such conversion will be, validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Notes at the initial conversion price set forth therein and in the Indenture have been reserved for issuance and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for such issuance of Common Stock.

         (xii) There are no preemptive rights under federal or New York law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Company's Common Stock. There are no preemptive or other rights to subscribe for or to purchase any shares of the Company's Common Stock pursuant to the Company's Certificate of Incorporation or By-laws or any agreement or other instrument filed or incorporated by reference as an exhibit to the 1995 Form 10-K.

         (xiii) No holders of securities of the Company have rights which have not been satisfied or waived to the registration of shares of capital stock or other securities of the Company because of the filing of the Shelf Registration Statement or the New Notes Registration Statement (as such terms are defined in the Offering Circular) by the Company or the respective offerings contemplated thereby under any agreement described or specifically referred to in the Offering Circular or filed as an Exhibit to the 1995 Form 10-K.

         (xiv) Except as disclosed in the Offering Circular and any document incorporated by reference therein, except for stock options outstanding pursuant to the Company's existing and proposed stock option plans, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments or obligations to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company under any agreement described or specifically referred to in the Offering Circular or filed as an Exhibit to the 1995 Form 10-K.

         (xv) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with certain officers and employees of the Company and with representatives of the independent public accountants for the Company and such counsel has no reason to believe that the Offering Circular contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

     In addition, at the Closing Date you shall have received the opinion of Joel K. Bedol, the Company's general counsel, dated the Closing Date, addressed to the Initial Purchasers and in form and substance reasonably satisfactory to Counsel for the Initial Purchasers, to the effect that:

         (i) Each of the Significant Subsidiaries has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the state of Delaware and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular.

         (ii) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with certain officers and employees of the Company and with representatives of the independent public accountants for the Company and such counsel has no reason to believe that the Offering Circular contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein).

     In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Counsel for the Initial Purchasers) of other counsel reasonably acceptable to Counsel for the Initial Purchasers, familiar with the applicable laws; (y) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Counsel for the Initial Purchasers. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

     (b) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to you and to Counsel for the Initial Purchasers, and the Initial Purchasers shall have received from said Counsel for the Initial Purchasers a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Notes, the Offering Circular and such other related matters as you may reasonably require, and the Company shall have furnished to Counsel for the Initial Purchasers such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

     (c) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate in all material respects, (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects and (iii) subsequent to the respective dates as of which information is given in the Offering Circular, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as disclosed in the Offering Circular.

     (d) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Deloitte & Touche LLP, independent accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Initial Purchasers in form and substance reasonably satisfactory to the Initial Purchasers.

     (e) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

     (f) You shall have received from each person who is a director or executive officer (as defined in the proxy rules of the Securities and Exchange Commission) of the Company an agreement to the effect that during the period of 90 days from the date of the Offering Circular, such person will not, directly or indirectly, without the prior written consent of the Representative, offer, sell, contract to sell, grant any option to for the sale of, or otherwise dispose of, directly or indirectly, any shares of capital stock or any rights to acquire Common Stock, other than shares of Common Stock acquired pursuant to, or pursuant to the exercise of options granted pursuant to, existing stock option and other compensation plans.
     (g) At the Closing Date, the Notes shall have been approved for quotation in the PORTAL market.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Counsel for the Initial Purchasers pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative and to Counsel for the Initial Purchasers, all obligations of the Initial Purchasers hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Initial Purchasers to purchase the Optional Notes may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

     7.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or any related Preliminary Offering Circular or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative expressly for use therein, and provided further, that the foregoing indemnity with respect to any untrue statement contained in or omission from a Preliminary Offering Circular shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes if a copy of the Offering Circular (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to the written confirmation of the sale of such Notes to such person, and if the Offering Circular (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

         (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any related Preliminary Offering Circular, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative expressly for use therein; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Initial Purchaser hereunder. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the caption "Plan of Distribution" in the Offering Circular constitute the only information furnished in writing by or on behalf of any Initial Purchaser through Bear Stearns expressly for use in the Offering Circular or in any amendment thereof or supplement thereto, as the case may be.

         (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have otherwise than under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel in connection with any one such action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party, or to any indemnified party, or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, officers and directors of the Company) as incurred to which the Company and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Initial Purchasers respectively. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by such Initial Purchaser hereunder, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Note purchased by it and sold in the Offering were offered to subsequent purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

     9.  Default by an Initial Purchaser.

     If one of the Initial Purchasers shall fail at the Closing Date to purchase the Notes which it is obligated to purchase under this Agreement (the "Defaulted Notes"), the non-defaulting Initial Purchaser shall have the right, within 24 hours thereafter, to make arrangements for it to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchaser shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser.

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Circular or in any other documents or arrangements.

     10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Initial Purchasers or any agent, representative or controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11.  Termination.

         (a) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Initial Purchasers to purchase the Optional Notes at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in the Representative's reasonable opinion will in the immediate future materially disrupt, the United States or international securities markets; or (B) if trading on the New York Stock Exchange shall have been suspended, or materially limited; or (C) if a banking moratorium has been declared by any United States federal or New York State authority or if any new restriction materially adversely affecting the distribution of the Firm Notes or the Optional Notes, as the case may be, shall have become effective; or (D) if any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act); or (E)(i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or
(ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in Bear Stearns' reasonable judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Notes or the Optional Notes, as the case may be, on the terms contemplated by the Offering Circular.

         (b) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

         (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 9 or 11(a) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Initial Purchasers in connection herewith.

     12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Initial Purchaser, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to it c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Steven H. Tishman; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 9 West Broad Street, Stamford, Connecticut 06902, Attention: Joel K. Bedol.

     13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons, directors, officers, employees and agents referred to in
Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Initial Purchasers.

     14. Governing Law. This Agreement shall be governed by the laws of the State of New York.


         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                      Very truly yours,

                      NINE WEST GROUP INC.


                      By:
                         ---------------------------------
                         Name: Robert C. Galvin
                         Title:  Exec. Vice President
                                 & Chief Financial Officer


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.


By:
   ---------------------------
   Name: Stephen Parish
   Title: Managing Director




MORGAN STANLEY & CO. INCORPORATED


By:
   ---------------------------
   Name:
   Title:




                               SCHEDULE I



                                                Principal Amount of Firm
Name of Initial Purchaser                                Notes to be Purchased
- -------------------------                              -------------------------

Bear, Stearns & Co. Inc. ...........................           $87,500,000
Morgan Stanley & Co. Incorporated ..................           $87,500,000


                         Total .....................          $175,000,000